UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ______)

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EAGLE BULK SHIPPING INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Eagle Bulk Shipping Inc.
300 First Stamford Place, 5th Floor
Stamford, Connecticut 06902
(203) 276-8100
April 30, 2021
Dear Shareholder:
You are cordially invited to attend the 2021 Annual Meeting of Shareholders of Eagle Bulk Shipping Inc. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement, including a description in detail of the actions expected to be taken at the Annual Meeting.
Due to the public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our shareholders, this year’s Annual Meeting will be held as a virtual meeting only via live webcast at www.virtualshareholdermeeting.com/EGLE2021.You will be able to attend the meeting, submit questions and vote your shares electronically by visiting www.virtualshareholdermeeting.com/EGLE2021.
Whether or not you plan to attend the meeting virtually, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, if you have elected to receive your proxy materials by mail, please date, sign and return the proxy card. If you received your proxy materials over the Internet, please vote by Internet or by telephone in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials that you will receive in the mail. If you decide to attend the meeting virtually, you will be able to vote virtually during the Annual Meeting, even if you have previously submitted a proxy.
I hope that you will attend the meeting and thank you for your continued support of Eagle Bulk Shipping Inc.
Sincerely,
/s/ Paul M. Leand, Jr.
Paul M. Leand, Jr.
Chairman of the Board of Directors

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Eagle Bulk Shipping Inc.
300 First Stamford Place, 5th Floor
Stamford, Connecticut 06902
(203) 276-8100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 18, 2021

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (“Eagle Bulk Shipping” or the “Company”), will be held on June 18, 2021 at 10:00 a.m. EDT, in a virtual format only at www.virtualshareholdermeeting.com/EGLE2021, for the following purposes:
1.To elect six Directors to the Board of Directors;
2.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2021;
3.To approve, on an advisory, non-binding basis, the compensation of named executive officers; and
4.To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
As of the date of this proxy statement, the Company has received no notice of any matters, other than those set forth above, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies on the proxy card or their duly constituted substitutes acting at the Annual Meeting or at any adjournment or postponement of the Annual Meeting will be deemed authorized to vote the shares represented by proxy or otherwise act on such matters in accordance with their judgment.
The close of business on April 19, 2021 has been fixed as the record date for determining those shareholders entitled to vote at the Annual Meeting (the “Record Date”). Only shareholders of record as of the Record Date will be entitled to vote at the Annual Meeting or at any adjournments or postponements thereof. A list of such shareholders will be available at the Annual Meeting.

Eagle Bulk Shipping Inc.
300 First Stamford Place, 5th Floor
Stamford, Connecticut 06902
(203) 276-8100
__________________
PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 18, 2021
__________________
This proxy statement is furnished to shareholders of Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (“Eagle Bulk Shipping” or the “Company”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Eagle Bulk Shipping (each a “Director” and collectively the “Board of Directors”) for use in voting at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 18, 2021, at 10:00 a.m. EDT and at any adjournment or postponement thereof.
Due to the public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our shareholders, this year’s Annual Meeting will be held as a virtual meeting only via live webcast at www.virtualshareholdermeeting.com/EGLE2021. You will be able to attend the meeting, submit questions and vote your shares electronically by visiting www.virtualshareholdermeeting.com/EGLE2021.
Shareholders of record as of April 19, 2021 will be able to participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/EGLE2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
The Annual Meeting will begin promptly at 10:00 a.m. EDT on June 18, 2021. Online check-in will begin at 9:45 a.m. EDT and you should allow approximately 15 minutes for the online check-in procedures.
This proxy statement and the enclosed proxy card are first being mailed to shareholders on or about May 7, 2021.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
When and where is our Annual Meeting?
We will hold our Annual Meeting on June 18, 2021, at 10:00 a.m. EDT. The Annual Meeting will be conducted entirely over an internet website, at the following address: www.virtualshareholdermeeting.com/EGLE2021.
Why are you holding a virtual meeting instead of a physical meeting?
We are holding a virtual meeting instead of a physical meeting due to the public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our shareholders. Shareholders will be able to participate from any location around the world with Internet access.
Why did I receive a full set of proxy materials?
Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have chosen to follow the “full set” delivery option to disseminate our proxy materials, and therefore, although we are posting a full set of our proxy materials on the Internet, we are also sending a full set of our proxy materials, including a proxy card, to our shareholders by mail.
Why am I receiving these proxy materials?
We have sent you this proxy statement and the enclosed proxy card because you owned shares of the Company’s common stock, par value US$0.01 per share (“Common Stock”), as of the close of business on April 19, 2021, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Your proxy is being solicited by our Board of Directors for use at the Annual Meeting.
What is included in these proxy materials?
These materials include:
1.the proxy statement for the Annual Meeting;
2.the proxy card for the Annual Meeting; and
3.the Company’s Annual Report on Form 10-K, filed with the SEC on March 12, 2021, which includes our audited consolidated financial statements for the fiscal year ended December 31, 2020 (the “Annual Report”).
Can I find additional information on the Company’s website?
Our website is www.eagleships.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our Third Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”) and Second Amended and Restated By-Laws (the “By-laws”). We also make available on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC. Our SEC filings are available to the public at the SEC's web site at www.sec.gov. The information on our website is not incorporated by reference into this proxy statement.

What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:
1.the election of six Directors to hold office until the 2022 Annual Meeting of Shareholders;
2.the ratification of the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm for the Company’s fiscal year 2021; and
3.the approval, on an advisory, non-binding basis, of the compensation of our named executive officers;
    Shareholders will also be asked to consider and vote at the Annual Meeting on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. At this time, the Company’s Board of Directors is unaware of any matters, other than those set forth above, that may properly come before the Annual Meeting.
How can I attend the virtual Annual Meeting?
The Annual Meeting will be a completely virtual meeting of shareholders conducted exclusively by a live audio webcast. If you are a shareholder of record as of the close of business on the Record Date, you will be able to virtually attend the Annual Meeting, vote your shares and submit your questions online during the meeting by visiting www.virtualshareholdermeeting.com/EGLE2021. You will need to enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
If you are a shareholder holding your shares in “street name” as of the close of business on the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares electronically at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder.
The online meeting will begin promptly at 10:00 a.m. EDT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. EDT and you should allow approximately 15 minutes for the online check-in procedures.
If you wish to submit a question for the Annual Meeting, you may do so in advance at ww.virtualshareholdermeeting.com/EGLE2021, or you may type it into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions).
Who is entitled to vote at the Annual Meeting?
The Board of Directors has fixed the close of business on April 19, 2021 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, Eagle Bulk Shipping had 12,553,046 shares of its Common Stock issued and outstanding and entitled to vote.
What if I have trouble participating in the Annual Meeting?
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:45 a.m. EDT. If you encounter any difficulties accessing the virtual meeting during the check-in time or during the annual meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/EGLE2021.
How can I submit questions?
If you wish to submit a question, you may do so in a few ways. If you want to ask a question before the meeting, you may do so at www.proxyvote.com. You may also access copies of our proxy materials at www.proxyvote.com. If you want to submit your question during the Annual Meeting, you may submit your question by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/EGLE2021 and type your question into the “Ask a Question” field. Alternatively, a telephone number will be included on the virtual meeting platform and you may ask a question by calling that number.
If I cannot participate in the live Annual Meeting webcast, can I vote or listen to it later?
You may vote your shares electronically before the meeting by visiting www.proxyvote.com and following the instructions on your proxy card. You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy in advance of the Annual Meeting. An audio replay of the Annual Meeting, including the questions answered during the meeting, will be available at www.virtualshareholdermeeting.com/EGLE2021 until the 2022 Annual Meeting of Shareholders.
How many votes do I have?
Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders, including the election of Directors. Cumulative voting by shareholders is not permitted.
What are the Board of Directors’ voting recommendations?
The Board of Directors recommends that you vote:
1.“FOR” the nominees of the Board of Directors in the election of Directors;
2.“FOR” the ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the Company’s fiscal year 2021; and
3.“FOR” the approval, on an advisory, non-binding basis, of the compensation of our named executive officers;
How can I vote my shares?
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you will be able to attend the Annual Meeting and vote your shares during the Annual Meeting by going to www.virtualshareholdermeeting.com/EGLE2021 and using the 16-digit control number included with these proxy materials.
You may also vote by proxy, whether or not you attend the Annual Meeting, as follows:
1.by mail - If you are a shareholder of record, you may submit your proxy by dating and signing the proxy card that is included in the paper proxy materials that were mailed to you on or around May 7, 2021 and mailing it in the enclosed, postage paid envelope or, if you are a beneficial owner of shares held in street name, you may submit your proxy by filling out the voting instruction form provided by your broker, trustee or other nominee, and mailing it in the enclosed, postage paid envelope. Votes submitted by written proxy must be received by 5:00 p.m. local time on the day before the Annual Meeting.
2.by telephone or by Internet - If you have telephone or Internet access, you may submit your proxy via our electronic voting platform at http://www.proxyvote.com or submit a proxy by telephone at (800) 690-6903 until 11:59 p.m. local time on the day before the Annual Meeting by following the instructions provided with your proxy materials and on your proxy card or voting instruction form.
If your shares are held in the name of a bank, broker or other nominee (also referred to as the “holder of record”), you are considered the beneficial owner of shares held in street name. You have the right to attend the Annual Meeting, but you may not vote your shares virtually at the Annual Meeting unless you obtain a “legal proxy” from your broker, trustee or other nominee that holds your shares. The holder of record will send you instructions that should be followed carefully if you wish to obtain this legal proxy and vote these shares.
You may vote at the Annual Meeting even if you have previously submitted a proxy. If you require further information on how to attend the Annual Meeting virtually, please send a written request to Frank De Costanzo, Secretary of Eagle Bulk Shipping Inc., at 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902, telephone (203) 276-8100.
If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?
Rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain “routine” matters, including the ratification of the independent registered public accounting firm (Proposal No. 2). The proposal to elect six Directors (Proposal No. 1), the proposal to approve, on an advisory, non-binding basis, the compensation of our named executive officers (Proposal No. 3), and any other business properly presented at the Annual Meeting are non-routine matters. As a result, your broker does not have discretionary authority to vote your shares on these matters on your behalf without receiving specific voting instructions from you.
How will my voting instructions be treated?
If you provide specific voting instructions, your shares will be voted as instructed.
If you hold shares as the shareholder of record and sign and return a proxy card or vote by telephone or Internet without giving specific voting instructions, then your shares will be voted as recommended by our Board of Directors, as described in greater detail under the section entitled “What are the Board of Directors’ voting recommendations?” above.
If you are the beneficial owner of shares held through a broker, trustee or other nominee, and you do not give instructions to that nominee on how you want your shares voted, then generally your nominee can vote your shares on certain “routine” matters. At our Annual Meeting, only Proposal No. 2 is considered routine, which means that your broker, trustee or other nominee can vote your shares on Proposal No. 2.
If you are the beneficial owner of shares held through a broker, trustee or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you do not give your broker instructions on how to vote your shares, then the votes will be considered broker non-votes. A broker “non-vote” will be treated as unvoted for purposes of determining approval for the proposal and will have the effect of neither a vote for nor a vote against the proposal.

What are the quorum and voting requirements to elect Directors and approve the other proposals described in the proxy statement?
In order to take action on the matters scheduled for a vote at the Annual Meeting, a quorum (a majority of the aggregate number of shares of the Company’s Common Stock outstanding and entitled to vote as of the Record Date for the Annual Meeting) must be present in person (by attending the virtual Annual Meeting) or by proxy.
Proposal No. 1, concerning the election of the Director nominees to the Board of Directors, requires the affirmative vote of a plurality of the shares of Common Stock present in person at the Annual Meeting (by attending the Annual Meeting virtually) or represented by proxy at the Annual Meeting and entitled to vote on such matters. Shareholders may either vote “FOR” or to “WITHHOLD” their vote for a Director nominee. All elections of Directors will be determined by a plurality of the votes cast.
Proposal No. 2, concerning the ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2021 and Proposal No. 3, concerning the approval, on an advisory, non-binding basis, of the compensation of named executive officers, and any other business properly presented at the Annual Meeting, requires the affirmative vote of a majority of the shares present at the Annual Meeting in person (by attending the Annual Meeting virtually) or represented by proxy at the Annual Meeting and entitled to vote on such matters. For each of these proposals, shareholders may vote “FOR” the proposal, “AGAINST” the proposal, or “ABSTAIN” from voting.
What is the “plurality” standard and how does a “withhold” affect the vote?
With respect to Proposal No. 1, concerning the election of the Director nominees to the Board of Directors, the “plurality” standard means that the nominees who receive the greatest number of “for” votes cast are elected as Directors. Thus, the number of shares not voted for the election of a nominee (and the number of “withhold” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election. Proxies may not be voted for more than six directors and shareholders may not cumulate votes in the election of directors.
What is an “abstention” and how would it affect the vote?
An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Because abstentions are treated as shares of Common Stock present for purposes of determining a quorum and because Proposal No. 2, concerning the ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2021, and Proposal No. 3, concerning the approval, on an advisory, non-binding basis, of the compensation of named executive officers, requires the affirmative vote of a majority of the shares of Common Stock in attendance at the virtual Annual Meeting or by proxy and entitled to vote at the Annual Meeting for approval of such matters, abstaining has the same effect as a vote “AGAINST” such proposals.
What is a broker “non-vote” and how would it affect the vote?
A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Under rules applicable to broker-dealers, Proposal No. 2, concerning the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the Company’s fiscal year 2021 is an item on which brokerage firms may vote in their discretion on behalf of their clients, even if such clients have not furnished voting instructions. Thus, there will be no broker “non-votes” on Proposal No. 2. Brokerage firms may not vote with respect to Proposals No. 1 or No. 3 without their clients having furnished voting instructions. Thus, there may be broker “non-votes” with respect to Proposals No. 1 or No. 3, but they will have no effect on the results of Proposals No.1 or No. 3.

Who will count the votes?
The Company’s proxy processor and tabulator, Broadridge Financial Solutions, Inc., will serve as proxy tabulator and count the votes. The results will be certified by the inspectors of election.
Could other matters be decided at the Annual Meeting?
At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy, or their duly constituted substitutes acting at the Annual Meeting or any adjournment or postponement of the Annual Meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.
How can I change my vote?
Any person signing a proxy card in the form to be mailed to you on or about May 7, 2021, has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by any of the following methods:
1.by writing a letter delivered to Frank De Costanzo, Secretary of Eagle Bulk Shipping, 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902, stating that the proxy is revoked;

2.by submitting in writing, by telephone or Internet another proxy with a later date; or
3.by voting in person at the Annual Meeting (by attending the Annual Meeting virtually).
Who will conduct the proxy solicitation and how much will it cost?
We will pay the costs relating to this proxy statement, the proxy solicitation and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares held in street name for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and employees may also solicit proxies. They will not receive any additional pay for the solicitation.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Under our Articles of Incorporation, the Board of Directors consists of not less than one and not more than fifteen members, with the exact number of Directors comprising the Board of Directors determined from time to time by resolutions adopted by the Board of Directors. Currently, the Board of Directors is comprised of six Directors. The six Directors have terms expiring at the Annual Meeting. The Nominating and Governance Committee has recommended and the Board of Directors has nominated the six current Directors, Paul M. Leand, Jr., Randee E. Day, Justin A. Knowles, Bart Veldhuizen, Gary Vogel and Gary Weston for re-election as Directors, each to serve until the 2022 Annual Meeting of Shareholders of the Company and until his or her respective successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Although management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.
Directors are elected by a plurality of the votes cast at the Annual Meeting, either by shareholders in attendance during the Annual Meeting or by proxy.
Nominee Information
The Board of Directors believes that each Director nominee possesses the qualities and experience that the Nominating and Governance Committee (the “Nominating and Governance Committee”) believes that nominees should possess, as described in detail below in the section entitled “Corporate Governance-Nomination of Directors.” The Board of Directors seeks out, and the Board of Directors is comprised of, individuals whose background and experience complement those of other members of the Board of Directors. The nominees for election to the Board of Directors, together with biographical information furnished by each of them, are set forth below. There are no family relationships among executive officers and Directors of the Company.
The following is information regarding the nominees for election as Directors.
Paul M. Leand, Jr., age 54, has served as a Director of the Company since November 2014 and is the Chairman of the Board of Directors. Mr. Leand joined AMA Capital Partners LLC (“AMA”), in 1998 from First National Bank of Maryland. He was appointed CEO in 2004. He has led the development of AMA’s restructuring practice, helping AMA earn its position as the pre-eminent maritime restructuring advisor for both creditors and companies alike. He has been involved in the restructuring of numerous high yield issues including Golden Ocean, ACL, GlobalOcean, Pegasus and Enterprises, and Horizon Lines. On the offshore side, Mr. Leand has led AMA’s efforts in the restructurings of, amongst others, PetroMENA ASA, Sevan Marine ASA, Remedial Offshore and Equinox Offshore. Mr. Leand has also been involved in numerous M&A roles, including with Golden Ocean, SFL and TECO Transport and also spearheaded the firm’s private equity investments in Chembulk and PLM and Lloyds Fonds. Mr. Leand serves as a Director of Golar LNG Partners LP (Nasdaq). Mr. Leand previously served on the boards of Lloyd Fonds AG (Frankfurt Stock Exchange), North Atlantic Drilling (Oslo Stock Exchange), SeaDrill Ltd. (New York Stock Exchange ("NYSE")) as well as Ship Finance International Ltd. (NYSE). Mr. Leand holds a BS/BA from Boston University’s School of Management. Mr. Leand is familiar with a range of corporate and board functions based on significant prior board experience.
    Randee E. Day, age 72, has served as a Director of the Company since November 2014 and was the Chairwoman of our Nominating and Governance Committee until March 1, 2021. Since March 1, 2021, Ms. Day has served as the Chairwoman of our Compensation Committee. Ms. Day briefly served as interim President of the Company from February 25, 2014 through March 6, 2015. Ms. Day is President and Chief Executive Officer of Day & Partners, LLC, a specialized advisory firm focused on the maritime and offshore industries. Ms. Day accepted the position as a senior advisor to Goldin Associates LLC, now part of Teneo Capital, which is a specialized restructuring firm, in 2016. She also heads an asset management platform called Teneo Maritime. Ms. Day is also an independent board member of International Seaways Inc. (NYSE-listed under “INSW”). INSW is one of the world’s largest owner/operators of crude oil and petroleum product tankers, with a fleet of 55 vessels. She is Chairwoman of the Audit Committee and serves on Compensation Committees of the board of directors of INSW. Ms. Day was also an independent board member of Tidewater (NYSE-listed under “TDW”) from 2017 to 2020. TDW owns and operates one of the largest fleets of offshore support vessels in the industry, supporting offshore energy exploration and production activities worldwide. She chaired the TDW’s Nominating/Governance Committee and served on the TDW’s Audit Committee.

Ms. Day has an extensive background as an owner/operator of public companies, a senior lending officer, and as an advisor on mergers and acquisitions and restructuring transactions. Prior to founding Day & Partners, LLC in 2011, Ms. Day served as interim Chief Executive Officer of DHT Maritime, Inc., a NYSE-listed owner/operator of 12 crude oil tankers. Previously, Ms. Day was Managing Director at the Seabury Group, a transportation advisory firm. She was the Division Head of JP Morgan’s shipping group in New York and served as the Senior Lending Officer for the bank’s shipping clients in Asia, Europe, and the Americas. She served as a director of TBS International Ltd. from 2001 to 2012, Director of Ocean Rig ASA, in Oslo, Norway, an operator of ultra-deep-water oil rigs, from 2008 to 2009, and Director of DHT Maritime, Inc. from 2005 to 2013. In 2014, Ms. Day was appointed as an independent director alongside appointees from Angelo, Gordon & Co. and Oaktree Capital Management to the board of Excel Maritime Carriers Ltd.

Ms. Day holds a B.A. degree from the School of International Relations at the University of Southern California. Ms. Day is a graduate of the Senior Executive Program in International and National Security at the Harvard Kennedy School and a graduate of the Directors College at Stanford University. She is also a director of the American-Georgian Business Council in Washington, DC, which is the official trade council between the U.S. and the Republic of Georgia.

The Board of Directors selected Ms. Day as a Director because it believes that Ms. Day brings valuable management, financial and corporate governance experience to the Board of Directors.

Justin A. Knowles, age 52, has served as a Director of the Company since November 2014 and is the Chairman of our Audit Committee (the “Audit Committee”).

Mr. Knowles graduated from the University of Edinburgh in 1990 with a M.A. Hons degree in Accounting and Economics before joining Ernst & Young, where he trained and qualified as a Chartered Accountant. In 1994 he left Ernst & Young to join the Bank of Scotland, initially working in various head office roles, before joining the Bank of Scotland’s Shipping Finance team in 1999. Mr. Knowles spent 13 years working in senior roles within the shipping team, in both loan origination and debt restructure/work-out units, working with a wide variety of public and private shipping companies.

In 2012, Mr. Knowles left banking to establish Dean Marine Advisers Ltd., a United Kingdom-based shipping finance consultancy that works with banks, financial institutions and ship owners providing strategic advice on shipping projects and investments.

The Board of Directors selected Mr. Knowles to serve as a Director because it believes he has valuable business and management experience and important perspectives on issues facing our Company. Mr. Knowles's experience enables him to provide insight, guidance and strategic direction to the Board of Directors. Mr. Knowles has a strong financial background, including an understanding of financial statements, corporate finance, accounting and capital markets.

Bart Veldhuizen, age 54, has served as a Director of the Company since November 2014. Mr. Veldhuizen has been working in the shipping industry since 1994 on both the banking and non-banking sides. He started his career with Van Ommeren Shipping, a Dutch public shipping and storage company, after which he joined DVB Bank SE as a shipping banker working in both Rotterdam and Piraeus. In 2000, he joined Smit International, a publicly listed maritime service provider active in salvage, marine contracting and harbor towage. After working for Smit International in both Greece and Singapore, Mr. Veldhuizen returned to the Netherlands to work with NIBC Bank, a Dutch-based merchant bank. From August 2007 until October 2011, he was the Managing Director and Head of Shipping of Lloyds Banking Group plc in London. In this capacity, Mr. Veldhuizen managed the combined Lloyds Bank and Bank of Scotland’s shipping loan and lease portfolio. From 2015 to 2017, Mr. Veldhuizen was on the Board of Managing Directors of DVB Bank SE where he was responsible for the bank’s shipping and offshore franchises. Through his private company Aquarius Maritime Capital Ltd, he advises various credit funds and private equity firms on a variety on shipping investments in both the credit and hard asset classes.

Mr. Veldhuizen holds a degree in Business Economics from the Erasmus University in Rotterdam, the Netherlands. Mr. Veldhuizen is a former Director of Seadrill Partners LLC (NYSE-listed “SDLP”) and Golar LNG Partners LP (Nasdaq-listed under “GMLP”). In March 2019, Mr. Veldhuizen joined the board of Diamond S Shipping Inc. (NYSE listed under “DSSI”) as an independent Member of the Board. The Board of Directors selected Mr. Veldhuizen to serve as a Director because it believes that Mr. Veldhuizen brings valuable banking and financial expertise. Mr. Veldhuizen brings over 25 years of experience in international banking specialized in shipping to the Board of Directors.

    Gary Vogel, age 55, has served as Chief Executive Officer and Director of the Company since September 2015. Prior to joining our Company, Mr. Vogel was chief executive officer of Clipper Group Ltd., a ship-owning and operating company headquartered in Copenhagen, Denmark. He was also a partner and served as a director of Clipper Group, Ltd. Mr. Vogel previously held the positions of co-chief executive officer of Clipper Group Ltd. and chief executive officer of Clipper Bulk, a division of Clipper Group Ltd., which he joined in 2000. Before Clipper Group Ltd., Mr. Vogel was president of Van Ommeren Bulk Shipping (USA), Inc.

Mr. Vogel graduated from the U.S. Merchant Marine Academy in 1988 with a Bachelor of Science degree in Marine Transportation as well as a U.S. Coast Guard Unlimited Tonnage 3rd Officers License. Subsequently, he served as an officer in the U.S. Naval Reserve.

Mr. Vogel currently serves as a director of SFL Corporation Ltd (NYSE-listed under “SFL”) and on the Lloyd’s Register North America Advisory Committee. He is also a former board member of the American Institute for International Steel. The Board of Directors selected Mr. Vogel to serve as a Director because it believes that Mr. Vogel brings valuable business, leadership and executive management experience and insights into many aspects of the operations within the shipping industry to the Board of Directors.

    Gary Weston, age 64, has served as a Director of the Company since November 2014 and was the Chairman of the Company’s Compensation Committee (the “Compensation Committee”) until March 1, 2021. Since March 1, 2021, Mr. Weston has served as the Chairperson of the Nominating and Governance Committee. From 2004 until 2011, Mr. Weston was the Chief Executive Officer of Transport Maritime S.A.M (“CTM”) and from 2011 until his retirement in December 2015, Executive Chairman of CTM. At the same time, he was Director and Chief Executive Officer of various affiliated companies controlled by the Ceres Group of Companies, including CBC Holdings Ltd., DryLog Ltd., Carras Ltd. and Tara Ltd. From 1998 to 2004, Mr. Weston was the Executive Chairman of H. Clarkson & Co. Ltd. and Chief Executive Officer of Clarksons PLC, the world’s largest shipbroker and the leading provider of integrated shipping services.

Mr. Weston started his career at H. Clarkson & Co. Ltd. in 1979 as a trainee shipbroker. In addition to his role at CTM, from 2006 to 2011, Mr. Weston was Chairman of the Investors Committee for Global Maritime Investments, a privately-owned freight trading group. From 1992 to 2004, he was a director with the International Transport Intermediaries Club, a professional indemnity insurer of service providers in the transport and offshore industries. From 2016 to 2018, he was a director of Crystal Maritime Services (Malta) Limited and Crystal Maritime Trading (Malta) Limited, privately owned shipping companies. Since 2006, he has served as a non-executive director of the United Kingdom Freight Demurrage and Defence Association Limited, a leading provider of legal defense services in the shipping industry and from April 2020, Mr. Weston served as a non-executive director of Wah Kwong Transport Holdings Limited, a privately-owned shipping company.

Mr. Weston is a member of the Chartered Institute of Logistics and Transport. He received a B.Sc. in Maritime Studies from the University of Wales, in Cardiff. The Board of Directors selected Mr. Weston to serve as a Director because it believes that Mr. Weston brings valuable management and financial experience to the Board of Directors, including extensive experience with commercial and technical ship managers. Mr. Weston has a strong operations background and has experience with vessel acquisition opportunities.

Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 1, THE ELECTION OF PAUL M. LEAND, JR., RANDEE E. DAY, JUSTIN A. KNOWLES, BART VELDHUIZEN, GARY VOGEL AND GARY WESTON AS DIRECTORS.
CORPORATE GOVERNANCE
Meetings of the Board of Directors
    The Board of Directors held nine meetings in 2020. Each Director attended at least 75% of the aggregate meetings of the Board of Directors, and meetings held by all committees on which such Director served, during the period for which such Director served. The Board of Directors met in executive session five times during 2020.

Directors are invited to attend the 2021 Annual Meeting. Each Director attended the Company’s 2020 Annual Meeting of Shareholders.

Director Independence
The Board of Directors affirmatively determined that the following Directors, including each Director serving on the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, satisfy the independence requirements of Rule 5605(a)(2) of Nasdaq’s listing standards: Paul M. Leand, Jr., Randee E. Day, Justin A. Knowles, Bart Veldhuizen and Gary Weston. The Board of Directors also determined that all members of the Audit Committee, Compensation Committee and Nominating and Governance Committee are independent under applicable Nasdaq and SEC rules for committee members.
There is no family relationship between any of the Director nominees or executive officers of the Company.

Director Terms

The Directors serve until the next Annual Meeting of Shareholders or until their office shall otherwise be vacated pursuant to our By-laws.

Committees of the Board of Directors
The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee, the respective members and functions of which are described below. Current charters describing the nature and scope of the responsibilities of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are posted on our website at www.eagleships.com under the headings “Investor Relations-Corporate Governance” and are available in print upon request to Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.
Audit Committee
The Company’s Audit Committee is comprised of Justin A. Knowles (Chairman), Randee E. Day and Gary Weston, each of whom qualifies as independent under the applicable Nasdaq listing requirements and SEC rules. The Board of Directors has determined that Justin A. Knowles is an audit committee “financial expert” as such term is defined in applicable SEC rules, and that he has the requisite financial management expertise within the meaning of Nasdaq rules and regulations. As directed by its written charter, which was adopted on October 29, 2014 and amended on December 13, 2017, the Audit Committee is responsible for, among other duties, appointing and overseeing the work of, and relationship with, the independent auditors, including reviewing their formal written statement describing the Company’s internal quality-control procedures and any material issues raised by the internal quality-control review or peer review of the Company or any inquiry or investigation by governmental or professional authorities and their formal written statement regarding auditor independence; reading and discussing with management and the independent auditors the annual audited financial statements and quarterly financial statements, and preparing annually a report to be included in the Company’s proxy statement; providing oversight of the Company’s accounting and financial reporting principles, policies, controls, procedures and practices; and discussing with management polices with respect to risk assessment and risk management. In addition, the Board of Directors has tasked the Audit Committee with reviewing transactions with related parties. The charter for the Audit Committee is available on our website at www.eagleships.com under the “Investors-Governance” caption. The Audit Committee held six meetings during 2020.
Compensation Committee
During 2020, the Company’s Compensation Committee was comprised of Gary Weston (Chairman), Paul M. Leand, Jr. and Bart Veldhuizen, each of whom qualifies as independent under the applicable Nasdaq listing requirements and SEC rules. Effective March 1, 2021, Ms. Randee Day, who qualifies as independent under the applicable Nasdaq listing requirements and SEC rules, replaced Mr. Gary Weston as the Chairwoman of the Compensation Committee.
As directed by its written charter, which was approved on December 13, 2017 the Compensation Committee, among other duties, makes recommendations to the Board of Directors as to the Company’s general compensation philosophy; reviews and approves those corporate goals and objectives established by the Board of Directors that are relevant to the compensation of the Company’s Chief Executive Officer and evaluates the performance of the Company’s Chief Executive Officer and other executive officers and determines executive officer compensation, including benefits and perquisites; and reviews and approves employment, severance or change in control agreements. In addition, the Compensation Committee evaluates and recommends, for approval by the Board of Directors, the appropriate level of compensation and fees for Board of Director committee service by non-employee Directors. The Compensation Committee held 12 meetings during 2020.
    The Company's executive compensation is determined by the Compensation Committee. Although not required under the Compensation Committee's charter (the "Compensation Committee Charter"), the Company's executive compensation for 2020 has been ratified by the unanimous consent of the full Board of Directors. The charter for the Compensation Committee is available on our website at www.eagleships.com under the “Investors- Governance” caption. “Investors-Governance” caption.

Role of the Compensation Consultant
    In accordance with the Compensation Committee Charter, the Compensation Committee has the authority to engage, retain and terminate a compensation consultant. The Compensation Committee also has the sole authority to approve the fees of such consultant. The Compensation Committee engaged ClearBridge Compensation Group LLC (“ClearBridge”) as its independent compensation consultant. ClearBridge reports directly to the Compensation Committee, which has authority under the Compensation Committee Charter to retain compensation consultants, although its representatives may also meet with management from time to time. The Compensation Committee did not direct ClearBridge to perform its services in any particular manner or under any particular method.

Services performed by ClearBridge for the Compensation Committee include but are not limited to:

1.    analysis and recommendations of peer group companies for compensation benchmarking purposes;

2.    preparation of competitive benchmarking reviews regarding executive compensation;

3.    review of cash bonuses paid to named executive officers;

4.    evaluation of compensation program design for 2020 and

5.    analysis of current trends in executive compensation, and updates regarding applicable legislative and governance activity.

The Compensation Committee determined that the services provided by ClearBridge to the Compensation Committee did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of ClearBridge under the applicable rules adopted by the SEC and incorporated into the Nasdaq Corporate Governance Requirements. In making this assessment, the Compensation Committee also considered ClearBridge's written correspondence to the Compensation Committee that affirmed the independence of ClearBridge and the consultants and employees who provide services to the Compensation Committee on executive compensation matters.

Nominating and Governance Committee
During 2020, the Company’s Nominating and Governance Committee was comprised of Randee E. Day (Chairwoman), Paul M. Leand, Jr., and Bart Veldhuizen, each of whom qualifies as independent under the applicable Nasdaq listing requirements and SEC rules. Effective March 1, 2021, Mr. Gary Weston, who qualifies as independent under the applicable Nasdaq listing requirements and SEC rules, replaced Ms. Randee Day as the Chairman of the Nominating and Governance Committee.

As directed by its written charter, which was approved on October 29, 2014, and amended on December 13, 2017, the Nominating and Governance Committee, among other duties, assists the Board of Directors in identifying and evaluating qualified individuals to become members of the Board of Directors, and proposing nominees for election to the Board of Directors and to fill vacancies; considers nominees duly recommended by shareholders for election to the Board of Directors; and evaluates annually the independence of each member of the Board of Directors under applicable Nasdaq listing requirements and SEC rules. The charter for the Nominating and Governance Committee is available on our website at www.eagleships.com under the “Investors-Governance” caption. The Nominating and Governance Committee held four meetings in 2020.

Nomination of Directors
Nominees for our Board of Directors are selected by the Board of Directors based upon the recommendation of the Nominating and Governance Committee in accordance with the policies and principles set forth in the Nominating and Governance Committee’s charter and our corporate governance guidelines. The Nominating and Governance Committee seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual’s independence, as well as consideration of diversity (although we have not adopted a formal diversity policy with regard to the selection of Directors), age, skills, necessary experience, soundness of judgment, ability to contribute to a diversity of viewpoints among board members, commitment, time and diligence to effectively discharge board responsibilities, qualifications, intelligence, education and experience to make a meaningful contribution to board deliberations. Directors should be persons of good character and thus should generally have the personal characteristics of integrity, accountability, judgment, responsibility, high performance standards, commitment, enthusiasm, and courage to express his or her views. The Nominating and Governance Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.
The Nominating and Governance Committee identifies potential candidates by asking current Directors and executive officers to notify the Nominating and Governance Committee if they become aware of persons meeting the criteria described above, who might have an interest in serving as a Director.
Shareholders may recommend qualified persons for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder. Shareholders making a recommendation must follow the requirements made pursuant to our By-laws and submit the same information as that required to be included by the Company in its proxy statement with respect to nominees of the Board of Directors. The shareholder recommendation should be submitted in writing, addressed to: Frank De Costanzo, Secretary of Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.

Code of Ethics
The Company’s Code of Ethics, which applies to our directors, executive officers and employees, is available on our website at www.eagleships.com under the "Investors - Governance" caption and copies are available in print upon request to Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902. The Company intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of this Code of Ethics by posting such information on the Company’s website within four business days after such amendment or waiver.
Communications with the Board of Directors
Shareholders and other interested parties may communicate with members of the Board of Directors, including reporting any concerns related to governance, corporate conduct, business ethics, financial practices, legal issues and accounting or audit matters in writing addressed to the Board of Directors, or any such individual Directors or group or committee of Directors by either name or title, in care of: Secretary of Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.
All communications received as set forth above will be opened by the office of our Secretary for the sole purpose of determining whether the contents represent a message to our Directors. Materials that are unrelated to the duties and responsibilities of the Board of Directors, such as solicitations, resumes and other forms of job inquiries, surveys and individual customer complaints, or materials that are unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, but will be made available upon request to the Board of Directors, a committee of the Board of Directors or individual Directors as appropriate, depending on the facts and circumstances outlined in the communication.

Board of Directors Leadership Structure
We recognize that different Board of Directors leadership structures may be appropriate for the Company during different periods of time and under different circumstances. We believe that our current Board of Directors leadership structure is suitable for us because it allows us to consider a broad range of opinions in the course of our Board of Directors deliberations, including those with knowledge of the Company’s day-to-day operations and business strategy, as well as those with an experienced independent viewpoint.
Our Board of Directors has determined that the Company should maintain separate roles for our Chairman of the Board of Directors and Chief Executive Officer. We believe this leadership structure is currently in the best interests of the Company and our shareholders, is appropriate given the particular expertise and strengths of our Chairman and Chief Executive Officer and allows the individuals to focus on their primary roles. We separate the roles of Chairman and Chief Executive Officer in recognition of the differences between the two roles. Our Chief Executive Officer has the general responsibility for implementing the policies of the Company and for the management of the day-to-day business and affairs of the Company. Our Chairman has been closely involved with the Company since 2014. Given his unique knowledge, experience and relationship with the Board of Directors, we believe his continued service as Chairman provides significant value to the Company and its shareholders, and that it is beneficial for our Chairman to lead our Board of Directors members as they provide leadership to our management team. In addition, our Chairman contributes significantly to developing and implementing our strategy; facilitating communication among the Directors; developing Board of Directors meeting agendas in consultation with management; and presiding at Board of Directors and shareholder meetings. We believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of the Company and our shareholders. As a result, we believe that having a separate Chairman can enhance the effectiveness of the Board of Directors as a whole.
Our corporate governance guidelines provide the flexibility for our Board of Directors to modify or continue our leadership structure in the future, as it deems appropriate.

The Role of the Board of Directors in Risk Oversight
Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Company has developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company.
The Board of Directors is responsible for overseeing management in the execution of its responsibilities, including assessing the Company’s approach to risk management. The Board of Directors exercises these responsibilities periodically as part of its meetings and also through three of its committees, each of which examines various components of enterprise risk as part of its responsibilities. The Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Nominating and Governance Committee oversees risks associated with the independence of the Board of Directors and succession planning. The Compensation Committee has primary responsibility for risks and exposures associated with the Company’s compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives that do not encourage excessive risk taking.

An overall review of risk is inherent in the Board of Directors’ evaluation of the Company’s long-term strategies and other matters presented to the Board of Directors. The Board of Directors’ role in risk oversight of the Company is consistent with the Company’s leadership structure; the Chief Executive Officer and other members of senior management are responsible for assessing and managing the Company’s risk exposure, and the Board of Directors and its committees provide oversight in connection with those efforts.

Executive Sessions
Consistent with our corporate governance guidelines, the non-employee Directors of the Board of Directors regularly hold executive sessions. The Audit Committee, in accordance with its charter, meets separately with our executives at regular intervals or as otherwise deemed appropriate throughout the year to review our financial affairs, and meets separately in sessions with the independent auditors at such times as the Audit Committee deems appropriate to fulfill its responsibilities under its charter. The independent Directors met in executive sessions five times during 2020.

EXECUTIVE OFFICERS
Executive officers are elected by and serve at the discretion of the Board of Directors and shall be a President (or Chief Executive Officer), a Secretary and a Treasurer (or Chief Financial Officer). Set forth below is biographical information regarding our current executive officers (not including any executive officer who is also a nominee for election as a Director, for whom information is set forth under the heading “Nominee Information” above).
1.Frank De Costanzo, age 58, has served as Chief Financial Officer and Secretary of the Company since September 2016. Mr. De Costanzo brings more than 36 years of banking, finance, public company and related leadership experience, with a focus on commodity and related markets. Prior to joining the Company, Mr. De Costanzo served as Senior Vice President and Chief Financial Officer of the Catalyst Paper Corporation, one of North America’s largest pulp and paper companies. Mr. De Costanzo also served as Vice President and Global Treasurer at Kinross Gold Corporation, one of the world’s largest precious metals mining companies, from September 2010 to June 2015. Earlier in his career, he served in positions of increasing responsibility at Pitney Bowes Inc., including Assistant Treasurer, Director of Internal Audit and Finance Director, International, for Pitney Bowes Software. He also worked at The Dai-Ichi Kangyo Bank (now part of the Mizuho Financial Group) and the Union Bank of Switzerland.

Mr. De Costanzo earned a B.S. in Finance from Providence College and an Executive MBA from the University of Connecticut.

EXECUTIVE COMPENSATION
    We believe that the leadership and proven talents of our executive team are essential for our continued success and sustained financial performance. The primary objectives of our compensation program are to attract and retain highly qualified personnel for positions of substantial responsibility, and to provide incentives for such persons to perform to the best of their abilities, achieve our strategic objectives, enable the Company to compete effectively in the seaborne transportation industry and to promote the success of our business. Therefore, our compensation program is designed to attract, motivate and retain executives who possess the talent, leadership and commitment needed to operate our business, create and implement new opportunities, anticipate and effectively respond to new challenges, and make and execute difficult decisions.

    Commencing in 2018, the Company qualified as a “smaller reporting company” under new rules adopted by the SEC. Accordingly, the Company has elected to provide scaled executive compensation disclosure that satisfies the requirements applicable to the Company in its status as a smaller reporting company. Under the scaled disclosure obligations, the Company is not required to provide, among other things, a compensation discussion and analysis or a compensation committee report, and certain other tabular and narrative disclosures relating to executive compensation. For 2020, the following individuals were our named executive officers (each a “Named Executive Officer” or “NEO” and collectively the “Named Executive Officers” or “NEOs”):

1.Gary Vogel, Director and Chief Executive Officer.
2.Frank De Costanzo, Chief Financial Officer and Secretary.
    Mr. Vogel is an NEO based on his position as the Company’s Chief Executive Officer. Mr. De Costanzo is an NEO by reason of being the Company’s only other executive officer, and thus its most highly compensated executive officer other than its Chief Executive Officer who was serving as an executive officer as of December 31, 2020. Detailed information on the compensation for our NEOs is presented in the following tables and accompanying narrative.

2020 SUMMARY COMPENSATION TABLE
The following Summary Compensation Table sets forth the compensation of our NEOs for the fiscal years ending on December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Gary Vogel (Chief Executive Officer)	2020	675,000	761,112	207,000	32,496	1,675,608
	2019	675,000	843,750	1,040,736	31,440	2,590,926
Frank De Costanzo (Chief Financial Officer and Secretary)	2020	425,000	172,875	48,300	31,496	677,671
	2019	425,000	212,500	289,732	31,440	958,672

(1)	On May 14, 2020, the Company granted 21,428 shares of restricted stock to Mr. Vogel, which vest in three equal installments on each of the following dates: (i) January 2, 2021, (ii) January 2, 2022 and (iii) January 2, 2023. On May 14, 2020, the Company granted 5,000 shares of restricted stock to Mr. De Costanzo, which vest in three equal installments on each of the following dates: (i) January 2, 2021, (ii) January 2, 2022 and (iii) January 2, 2023. All the above grants are subject to continued employment with the Company on each applicable vesting date.
(2)	Amounts shown in this column also include Company matching contributions to the 401(k) Plan of $17,100 and $16,800 for 2020 and 2019, respectively for Mr. Vogel. The Company contributed $17,100 and $16,800 to the 401(k) Plan on behalf of Mr. De Costanzo for 2020 and 2019, respectively. Amounts shown in this column also include supplemental health premiums paid of $15,396 and $14,396, for Mr. Vogel and Mr. De Costanzo, respectively in 2020. The supplemental health premiums paid for Mr. Vogel and Mr. De Costanzo were $14,640 each in 2019.

Outstanding Equity Awards at Fiscal Year End 2020
The following table summarizes the equity awards held by the NEOs as of December 31, 2020:

Name and Principal Position	Issuance Date	Number of Securities Underlying Unexercised Options (#)(1)		Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#) (2) and (3)	Market Value of Shares or Units of Stock That Have not Vested ($) (4)
Gary Vogel (Chief Executive Officer)		Exercisable	Unexercisable
	5/14/2020	—	—	—	—	21,428	407,132
	1/2/2019	—	—	—	—	21,547	409,393
	1/4/2018	—	—	—	—	19,428	369,132
	3/1/2017	25,446	8,482	38.92	3/1/2022	—	—
	12/15/2016	180,925	—	29.96	12/15/2021	—	—
	5/14/2020	—	—	—	—	5,000	95,000
Frank De Costanzo (Chief Financial Officer and Secretary)	1/2/2019	—	—	—	—	5,991	113,829
	1/4/2018	—	—	—	—	4,524	85,956
	11/7/2016	40,000	—	29.96	11/7/2021	—	—

(1)	The options granted on March 1, 2017 to Mr. Vogel vest in four substantially equal installments on each of the following dates: (i) March 1, 2018 (ii) March 1, 2019, (iii) March 1, 2020 and (iv) March 1, 2021. The options granted to Mr. De Costanzo on November 7, 2016 will generally vest ratably on each of the first four anniversaries of September 30, 2016. All the above options have a five-year term and are subject to the NEO’s continued employment with the Company on each applicable vesting date. On December 15, 2016, the Company granted 180,925 options to Mr. Vogel which are fully vested as of December 31, 2020.
(2)
On May 14, 2020, the Company granted 21,428 shares of restricted stock to Mr. Vogel, which vests in three substantially equal installments on each of the following dates: (i) January 2, 2021, (ii) January 2, 2022 and (iii) January 2, 2023. On January 2, 2019, the Company granted 32,321 shares of restricted stock to Mr. Vogel, which vest in three substantially equal installments on each of the following dates: (i) January 2, 2020, (ii) January 2, 2021 and (iii) January 2, 2022. On January 4, 2018, the Company granted 58,285 shares of restricted stock to Mr. Vogel, which vest in three equal installments on each of the following dates: (i) January 4, 2019, (ii) January 4, 2020, and (iii) January 4, 2021. All the above restricted stock grants are subject to Mr. Vogel’s continued employment with the Company on each applicable vesting date. The forfeiture conditions and the accelerated vesting conditions applicable to these awards are described under the sections entitled “Potential Payments Upon Termination or Change-In-Control.”

(3)
On May 14, 2020, the Company granted 5,000 shares of restricted stock to Mr. De Costanzo, which vest in three substantially equal installments on each of the following dates: (i) January 2, 2021, (ii) January 2, 2022 and (iii) January 2, 2023. On January 2, 2019, the Company granted 8,986 shares of restricted stock to Mr. De Costanzo, which vest in three equal installments on each of the following dates: (i) January 2, 2020, (ii) January 2, 2021 and (iii) January 2, 2022. On January 4, 2018, the Company granted 13,571 shares of restricted stock to Mr. De Costanzo, which vest in three substantially equal installments on each of the following dates: (i) January 4, 2019, (ii) January 4, 2020, and (iii) January 4, 2021. All the above restricted stock grants are subject to Mr. De Costanzo’s continued employment with the Company on each applicable vesting date. The forfeiture conditions and the accelerated vesting conditions applicable to these awards are described under the sections entitled “Potential Payments Upon Termination or Change-In-Control.”

(4)
The market value of the unvested shares was calculated by multiplying the number of shares outstanding as of December 31, 2020 by the closing price of the Common Stock as of December 31, 2020, which was $19.00 per share (the “Closing Price”).

Narrative Disclosure to Summary Compensation Table

The Compensation Committee believes it is critical to align executives’ compensation with Company performance and long-term shareholder value creation. Provided below are the elements of compensation provided to the Named Executive Officers and commentary on each element:

Element	Description	Commentary

Salary	(i) Fixed level of compensation determined primarily based on the role, job performance and experience	(i) Intended to compensate NEOs for day-to-day services performed

Annual bonus	(i) Each NEO has a target bonus opportunity set as a percentage of base salary, specifically Mr. Vogel’s target bonus opportunity is 125% of salary or $843,750 and Mr. De Costanzo has a target bonus opportunity of 50% of salary or $212,500; payouts can range from zero to below/above target opportunity based on performance against pre-established Key Performance Indicators (“KPIs”) that support the long-term success of the Company and drive shareholder value creation	(i) The bonus program aligns executives’ compensation with various financial, operational, and strategic performance measures that are critical for generating long-term, sustainable shareholder value creation. (ii) Based on the Compensation Committee’s assessment of performance versus the pre-established KPIs, 2020 actual bonuses were as follows:
a. Mr. Vogel: $761,112 (90% of target bonus opportunity)

b. Mr. De Costanzo: $172,875 (81% of target bonus opportunity)
.
(ii) Payouts are determined by the Compensation Committee based on its holistic assessment of individual performance and Company performance against the KPIs over the course of the year
(iii) KPIs used to determine 2020 payouts included but were not limited to: fleet commercial performance, cost-control, fleet quality and compliance, financial planning and reporting and individual performance

Long-Term Equity Incentives ("LTI")	(i) In FY2020, the Compensation Committee set the target LTI opportunity at $1,012,500 (150% of base salary) and $531,250 (125% of base salary) for Mr. Vogel and Mr. De Costanzo, respectively. The Compensation Committee determined these target values after considering each executives role, responsibilities, experience, historical performance, and external market context. Final LTI grant amounts for FY2020 performance (made in early 2021) are based on EPS, and stock price performance, as well as the Compensation Committee’s assessment of individual performance (during a challenging market environment created by the COVID-19 global pandemic).
(ii) Long-term incentive awards are typically delivered in restricted stock that vests ratably over 3 years
(i) Restricted stock grants align executives’ compensation with our stock price and shareholder value creation while serving to motivate and retain our executives. Given the nature of the dry bulk shipping industry, overall company performance is heavily dependent on exogenous market factors. As a result, historically, the Compensation Committee has elected to maintain discretion in assessing performance versus pre-established KPIs when determining target LTI grant values each year.
(ii) Based on the Compensation Committee’s assessment of performance versus the pre-established KPIs, 2020 LTI grants (made in early 2021) were below target level, specifically:
a. Mr. Vogel: $561,938 or 18,756 shares of
restricted common stock (56% of target LTI opportunity in 2020)
b. Mr. De Costanzo: $294,844 or 9,841 shares of restricted common stock (56% of target LTI opportunity in 2020)

The following is a narrative summary of the Compensation Committee’s actions during 2020 and the compensation and benefit arrangements included in the summary compensation table and the outstanding equity awards table.

2020 Advisory Vote on Executive Compensation and Company Response

While 79.5% support of the Company’s 2020 “Say-on-Pay” proposal indicated robust support for the Company’s executive compensation program, the Compensation Committee is keenly interested in understanding shareholders’ views when making decisions relating to executive compensation.

As it related to 2020 compensation, the Compensation Committee took the following actions:

•Paid out 2020 bonuses below target level, specifically 90% of target opportunity for Mr. Vogel and 81% of target for Mr. De Costanzo.

•Approved restricted stock grants (in early 2021) below target level, specifically: Delivered 56% of target LTI opportunity to Mr. Vogel ($561,938 or 18,756 shares of restricted common stock) and to Mr. De Costanzo ($294,844 or 9,841 shares of restricted common stock).

Peer Group

The Compensation Committee believes that it is important to use a peer group to assess external market data to ensure the compensation program is competitive and attracts, retains, and motivates key talent. The peer group is one of many factors used to inform the Compensation Committee’s judgement as it makes decisions related to compensation levels and program design. The peer group includes companies in seaborne transportation industries with similar size as the Company (based on revenue, with secondary focus on market capitalization) and public disclosure of compensation levels and practices. The size of the peer group is limited due to the lack of companies that fulfill these industry, size, and disclosure criteria. For 2020, the peer group consisted of:

•     DHT Holdings
•     Dorian LPG
•     Genco Shipping & Trading
•     International Seaways
•     Pacific Basin Shipping

Agreements with our Chief Executive Officer

On July 6, 2015, we entered into an employment agreement with Gary Vogel, pursuant to which Mr. Vogel was appointed as our Chief Executive Officer effective as of September 1, 2015. Pursuant to his employment agreement, Mr. Vogel receives an annual base salary of $675,000 and is eligible to receive a discretionary cash bonus as determined by the Compensation Committee with a target amount equal to 125% of his annual base salary (actual value can vary above or below target based on the Committee’s discretion).

Mr. Vogel is subject to non-solicitation and non-competition covenants during the course of his employment and for 12 months following termination of employment for any reason.

Agreements with our Chief Financial Officer

On September 3, 2016, we entered into an employment agreement with Frank De Costanzo, pursuant to which Mr. De Costanzo was appointed as our Chief Financial Officer and Secretary effective as of September 30, 2016. Pursuant to his employment agreement, Mr. De Costanzo receives an annual base salary of $425,000 and is eligible to receive a discretionary cash bonus as determined by the Compensation Committee with a target amount equal to 50% of his annual base salary. (actual value can vary above or below target based on the Committee’s discretion).

Mr. De Costanzo is subject to non-solicitation and non-competition covenants during the course of his employment and for 12 months following termination of employment for any reason.

Long-Term Equity Incentives

    The Company maintains two long-term equity incentive plans under which the NEOs have been granted awards: (i) the Eagle Bulk Shipping Inc. 2014 Equity Incentive Plan and (ii) the Eagle Bulk Shipping Inc. 2016 Equity Incentive Plan. The Company adopted the 2016 Plan on November 7, 2016. Following shareholder approval of the 2016 Plan on December 15, 2016, the 2016 Plan replaced the 2014 Plan, and no other awards will be granted under the 2014 Plan. Outstanding awards under the 2014 Plan will continue to be governed by the terms of the 2014 Plan until exercised, expired or otherwise terminated or cancelled.
The Compensation Committee believes that the effective use of stock-based long-term incentive compensation has been integral to the Company’s success and is vital to its ability to achieve strong performance in the future and, therefore, delivers a portion of each executive’s incentive compensation in the form of equity. These awards are intended to align the interests of our executives with those of our shareholders, enhance the personal stake of executive officers in the growth and success of the Company, provide an incentive for the executive officers’ continued service at the Company, and provide an opportunity for executives to increase their stock ownership levels.
Given the nature of the dry bulk shipping industry, overall company performance is heavily dependent on exogenous market factors. As a result, historically, the Compensation Committee has elected to maintain discretion in assessing performance versus pre-established KPIs when determining target LTI grant values each year. Provided below, is a summary of the LTI grants made in 2021 for 2020 performance, in 2020 for 2019 performance and 2019 for 2018 performance.
2021 Awards for 2020 performance
On February 19, 2021, the Company granted 18,756 shares of restricted common stock to Mr. Vogel. The shares of restricted common stock vest in three substantially equal installments on January 2, 2022, January 2, 2023 and January 2, 2024, subject to Mr. Vogel's continued employment with the Company or its affiliate on the applicable vesting date. Any unvested restricted stock generally will be forfeited upon Mr. Vogel’s termination of employment. However, if Mr. Vogel's employment is terminated by the Company without cause or by him for good reason before the last vesting date, he will become vested in the portion of the restricted stock that would otherwise have vested on the next applicable vesting date. If Mr. Vogel's employment is terminated by the Company for cause, both the vested and unvested portion of the restricted stock shall be forfeited.

On February 19, 2021, the Company granted 9,841 shares of restricted common stock to Mr. De Costanzo. The shares of restricted common stock vest in three substantially equal installments on January 2, 2022, January 2, 2023 and January 2, 2024, subject to Mr. De Costanzo's continued employment with the Company or its affiliate on the applicable vesting date. Any unvested restricted stock generally will be forfeited upon Mr. De Costanzo's termination of employment. However, if Mr. De Costanzo's employment is terminated by the Company without cause or by him for good reason before the last vesting date, he will become vested in the portion of the restricted stock that otherwise would have vested on the next applicable vesting date. If Mr. De Costanzo's employment is terminated by the Company for cause, both the vested and unvested portion of the restricted stock shall be forfeited.

2020 Awards for 2019 performance

On May 14, 2020, the Company granted 21,428 shares of restricted common stock to Mr. Vogel. The shares of restricted common stock vest in three substantially equal installments on January 2, 2021, January 2, 2022 and January 2, 2023, subject to Mr. Vogel's continued employment with the Company or its affiliate on the applicable vesting date. Any unvested restricted stock generally will be forfeited upon Mr. Vogel’s termination of employment. However, if Mr. Vogel's employment is terminated by the Company without cause or by him for good reason before the last vesting date, he will become vested in the portion of the restricted stock that would otherwise have vested on the next applicable vesting date. If Mr. Vogel's employment is terminated by the Company for cause, both the vested and unvested portion of the restricted stock shall be forfeited.

On May 14, 2020, the Company granted 5,000 shares of restricted common stock to Mr. De Costanzo. The shares of restricted common stock vest in three substantially equal installments on January 2, 2021, January 2, 2022 and January 2, 2023, subject to Mr. De Costanzo's continued employment with the Company or its affiliate on the applicable vesting date. Any unvested restricted stock generally will be forfeited upon Mr. De Costanzo's termination of employment. However, if Mr. De Costanzo's employment is terminated by the Company without cause or by him for good reason before the last vesting date, he will become vested in the portion of the restricted stock that otherwise would have vested on the next applicable vesting date. If Mr. De Costanzo's employment is terminated by the Company for cause, both the vested and unvested portion of the restricted stock shall be forfeited.

2019 Awards for 2018 performance.
On January 2, 2019, the Company granted 32,321 shares of restricted common stock to Mr. Vogel. The shares of restricted common stock vest in three substantially equal installments on each of the first three anniversaries of the date of the grant, subject to Mr. Vogel's continued employment with the Company or its affiliate on the applicable vesting date. Any unvested restricted stock generally will be forfeited upon Mr. Vogel’s termination of employment. However, if Mr. Vogel's employment is terminated by the Company without cause or by him for good reason before the last vesting date, he will become vested in the portion of the restricted stock that would otherwise have vested on the next applicable vesting date. If Mr. Vogel's employment is terminated by the Company for cause, both the vested and unvested portion of the restricted stock shall be forfeited.
On January 2, 2019, the Company granted 8,986 shares of restricted common stock to Mr. De Costanzo. The shares of restricted common stock vest in three substantially equal installments on each of the first three anniversaries of the date of the grant, subject to Mr. De Costanzo's continued employment with the Company or its affiliate on the applicable vesting date. Any unvested restricted stock generally will be forfeited upon Mr. De Costanzo's termination of employment. However, if Mr. De Costanzo's employment is terminated by the Company without cause or by him for good reason before the last vesting date, he will become vested in the portion of the restricted stock that otherwise would have vested on the next applicable vesting date. If Mr. De Costanzo's employment is terminated by the Company for cause, both the vested and unvested portion of the restricted stock shall be forfeited.

Retirement Benefits

We provide all qualifying full-time employees, including our NEOs, with the opportunity to participate in our tax-qualified 401(k) savings plan. This plan allows employees to defer receipt of earned salary, up to tax law limits, on a tax-advantaged basis. Accounts may be invested in a wide range of mutual funds. We provide a 100% match for the first 6% of salary.

Potential Payments Upon Termination or Change-In-Control

Under his employment agreement, in the event that Mr. Vogel’s employment is terminated by the Company without cause or by him for good reason, Mr. Vogel will become entitled to receive the following as severance: (i) an amount equal to one and one half times (1.5x) the sum of his annual base salary plus 75% of his target annual bonus and (ii) if he timely elects COBRA continuation coverage, Mr. Vogel will be reimbursed for the costs of COBRA premiums for 18 months following termination. In addition, on his termination without cause or by him for good reason, all equity awards held by him will vest as if he remained employed for an additional year beyond the date of termination and any outstanding options held by him will remain exercisable until the later of one year after the date of termination and the original expiration date of such options. If Mr. Vogel’s employment is terminated by reason of his death or disability, all equity awards held by him will vest as if he remained employed for an additional year beyond the date of termination and any outstanding options held by him will remain exercisable until the earlier of 12 months after the date of termination and the original expiration date of such options.
Under his employment agreement, in the event that Mr. De Costanzo’s employment is terminated by the Company without cause or by him for good reason, Mr. De Costanzo will become entitled to receive the following as severance: (i) an amount equal to the sum of his annual base salary plus 75% of his target annual bonus and (ii) if he timely elects COBRA continuation coverage, Mr. De Costanzo will be reimbursed for the costs of COBRA premiums for 12 months following termination. In addition, on his termination without cause or by him for good reason, all equity awards held by him will vest as if he remained employed for an additional year beyond the date of termination and any outstanding options held by him will remain exercisable until the earlier of one year after the date of termination and the original expiration date of such options. If Mr. De Costanzo’s employment is terminated by reason of his death or disability, the Company will pay him or his legal representatives his pro rata annual bonus for the year of termination based on actual results and all equity awards held by him will vest as if Mr. De Costanzo remained employed for an additional year beyond the date of termination and any outstanding options held by him will remain exercisable until the earlier of 12 months after the date of termination and the original expiration date of such options.

The 2016 Plan and the 2014 Plan each provides that, in the event of a change in control of the Company, the Compensation Committee is authorized to provide for continuation, assumption or substitution of awards, accelerating the exercisability or vesting of awards, or accelerating the termination of awards with either a period for exercise before the occurrence of the change in control or a cash payment in consideration for the cancellation of such awards.

2020 Directors' compensation
    Each of our non-employee directors are paid a cash retainer of $65,000 per year for serving as our Board of Directors. Additionally, our Chairman of our Board of Directors is paid a cash retainer of $140,000 per year. Each of our directors serving as a Chairman of our Compensation Committee and the Nominating and Governance Committee are paid a cash retainer of $15,000 each per year. Our Director serving as a Chairman of our Audit Committee is paid cash retainer of $25,000 per year. Each of our Directors serving as members of the Compensation Committee and the Nominating and Governance Committee are paid a cash retainer of $10,000 each per year. Each of our Directors serving as members of the Audit Committee are paid cash retainer of $15,000 each per year.
The following Director Compensation Table sets forth the compensation of our Directors (who were not NEOs of the Company) for the fiscal year ending on December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards	Non-equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Randee E. Day	95,000	25,055	-	-	-	-	120,055
Justin A. Knowles	90,000	25,055	-	-	-	-	115,055
Paul M. Leand, Jr.	160,000	30,066	-	-	-	-	190,066
Bart Veldhuizen (1)	85,000	25,055	-	-	-	-	110,055
Gary Weston (1)	95,000	25,055	-	-	-	-	120,055

(1)	The stock awards granted to Mr. Weston and Mr. Veldhuizen have been issued to entities which are directly controlled by the Directors.

Equity Award Grant to Board of Directors

    On January 2, 2020, the Company granted to the Board of Directors including the Chairman each of 776 shares of common stock and an additional 155 shares of common stock to the Chairman of the Board of Directors which shares vested in full on the grant date. The shares were granted under the 2016 Plan and the applicable award agreement.

On February 19, 2021, the Company granted to the Board of Directors including the Chairman each of 835 shares of common stock and an additional 166 shares of common stock to the Chairman of the Board of Directors which shares vested in full on the grant date. The shares were granted under the 2016 Plan and the applicable award agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding Common Stock as of April 19, 2021 of:
1.each person, group or entity known to the Company to beneficially own more than 5% of our stock;
2.each of our Directors and Director nominees;
3.each of our NEOs; and
4.all of our Directors and executive officers as a group.

As of the April 19, 2021, a total of 12,553,046 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on matters on which common shareholders are eligible to vote.
The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

Beneficial Ownership of Common Stock

Name (1)	Number (2)	Percentage (3)
Gary Vogel (4)	384,409	3.0%
Frank De Costanzo (5)	86,377	*
Randee E. Day (6)	3,100	*
Justin A. Knowles (6)	3,100	*
Paul M. Leand, Jr. (6)	31,699	*
Bart Veldhuizen (6)	3,100	*
Gary Weston (6)	3,100	*
All Directors and Executive Officers as a group (7 persons)	514,885	4.1%
Oaktree Capital Management, L.P. (7)	3,781,613	30.1%
GoldenTree Asset Management LP (8)	3,040,707	24.2%

* Percentage less than 1% of class.

(1)
Unless otherwise indicated, the business address of each beneficial owner identified is c/o Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902, and each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.

(2)	Includes “beneficial ownership” of shares of Common Stock outstanding, within the meaning of Rule 13d-3 under the Exchange Act, as well as beneficial ownership of shares issuable within 60 days following April 19, 2021 upon the exercise of outstanding securities, (e.g., options, warrants, rights). However, amounts do not include anti-dilution adjustments to such securities.
(3)	Unless otherwise indicated, based on the total of 12,553,046 shares of Common Stock outstanding as of April 19, 2021. In addition, for purposes of calculating the percentage of shares held by an individual or entity, the number of shares outstanding includes shares issuable within 60 days following April 19, 2021 upon the exercise of outstanding securities, (e.g., options, warrants, rights), but, in each case, such shares are not included in the number of shares outstanding for purposes of computing the percentage of shares held by any other person. However, shares issuable within 60 days following April 19, 2021 upon the exercise of outstanding securities do not include anti-dilution adjustments to such securities.
(4)	Mr. Vogel’s beneficial ownership includes 43,815 shares of unvested restricted Common Stock. Mr. Vogel’s beneficial ownership includes the options to purchase 180,925 shares of Common Stock at an exercise price of $29.96 per share, which have a five-year term and vested in four substantially equal installments on each of the following dates: (i) January 1, 2017, (ii) September 1, 2017, (iii) September 1, 2018, and (iv) September 1, 2019. Additionally, it includes options to purchase 33,928 shares of Common Stock at an exercise price of $38.92 per share, which have a five year term and vested in four substantially equal installments on March 1, 2018, March 1, 2019, March 1, 2020 and March 1, 2021.
(5)	Mr. De Costanzo’s beneficial ownership includes 16,169 shares of unvested restricted Common Stock. Mr. De Costanzo’s beneficial ownership includes the options to purchase 40,000 shares of Common Stock, which vested fully on September 30, 2017, September 30, 2018, September 30, 2019 and September 30, 2020 at a per share exercise price of $29.96, subject to Mr. De Costanzo’s continued employment with the Company on each applicable vesting date and subject to partial vesting in the event Mr. De Costanzo’s employment is terminated by the Company without cause or by him for good reason.

(6)	The beneficial ownership of each of the directors on our board of directors includes 3,100 shares of vested common stock issued to them on February 19, 2021, January 2, 2020, January 2, 2019 and January 10, 2018. Mr. Leand received 8,576 shares of vested common stock granted to him on March 1, 2017, January 10, 2018, January 2, 2019, January 2, 2020 and February 19, 2021.

(7)
The securities are owned directly by OCM Opps EB Holdings, Ltd. (“EB Holdings”). The securities may also be deemed to be beneficially owned by Oaktree Capital Management, L.P. (“OCM”), solely as the sole director of EB Holdings, Oaktree Holdings, Inc. (“Holdings”), solely as the general partner of OCM, Oaktree Capital Group, LLC (“OCG”), solely as the sole shareholder of Holdings, and Oaktree Capital Group Holdings GP, LLC (“OCGH” and, together with EB Holdings, OCM, Holdings and OCG, the “Oaktree Reporting Persons”), solely as the duly elected manager of OCG. The members of OCGH are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone, who, by virtue of their membership interests in OCGH, may be deemed to share voting and dispositive power with respect to the shares of common stock held by EB Holdings. Each of the general partners, managing members, directors and managers described above disclaims beneficial ownership of any shares of common stock beneficially or of record owned by the Oaktree Reporting Persons, except to the extent of any pecuniary interest therein. The address of the beneficial owners is c/o Oaktree Capital Group Holdings GP, LLC, 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071. Shares listed consist of (i) 3,781,561 shares of common stock (as reported in a Form 4 filed on April 7, 2021), and (ii) 52 shares of common stock issuable upon exercise of the warrants issued and distributed by the Company to the Oaktree Reporting Persons in connection with the Company’s restructuring in October 2014.

(8)
Based solely on information provided to us on March 17, 2021 on behalf of (i) GoldenTree Asset Management LP (the “Advisor”), (ii) GoldenTree Asset Management LLC (the “General Partner”) and (iii) Steven A. Tananbaum (collectively, the “GoldenTree Reporting Persons”), GoldenTree, GoldenTree Asset Management LLC and Mr. Tananbaum have beneficial ownership of the securities listed and may be deemed to share voting and investment power. The Advisor is the investment manager or advisor to GoldenTree Distressed Fund 2014 LP (“GDF”), GoldenTree Distressed Master Fund 2014 Ltd. (“GDMF”), GoldenTree Master Fund, Ltd. (“GMF”), GoldenTree 2004 Trust (“GT”), and GoldenTree NJ Distressed Fund 2015 LP (“GNJ” and together with GDF, GTNM, GDMF, GT and GNJ the “Funds”) and certain separate accounts managed by the Advisor (the “Managed Accounts”) and may be deemed to have a beneficial ownership of the Common Stock directly held by the Funds and held in the Managed Accounts. Includes 24 shares of Common Stock issuable upon exercise of warrants and excludes shares of Common Stock that may be issuable upon conversion of convertible notes. The General Partner is the general partner of the Advisor and may be deemed to have beneficial ownership of the Common Stock reported above. Steven A. Tananbaum is the managing member of the General Partner and may be deemed to have a beneficial ownership of the Common Stock reported above. Each Fund disclaims beneficial ownership of the shares held directly by each other Fund and the Managed Accounts. The address of the beneficial owners is 300 Park Avenue, 21st Floor, New York, New York 10022.

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Approval Policy
It is the Company’s policy to enter into or ratify “Related Person Transactions” only when the Board of Directors, acting through the Audit Committee or another independent committee established by the Board of Directors, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders. A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company is, was or will be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for fiscal years 2020 and 2019, and in which any “Related Person” (as defined in relevant SEC rules) had, has or will have a direct or indirect material interest. A Related Person Transaction includes, but is not limited to, situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related

Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. The transactions discussed below were entered into in accordance with the terms of the Company’s Related Persons Transactions policy.
Equity Offering
On December 18, 2020, the Company entered into a subscription agreement with GoldenTree Asset Management LP, on behalf of certain funds and accounts for which it serves as investment manager (together with such funds and accounts, “GoldenTree”), pursuant to which the Company sold GoldenTree 1,091,160 shares of the Company’s Common Stock in a registered direct offering at a purchase price of $18.10 per share, subject to an availability premium of $0.85 per share purchased by GoldenTree.

Convertible Bonds
On July 29, 2019, the Company issued $114.12 million in aggregate principal amount of 5.00% Convertible Senior Notes due 2024 (the “Convertible Bond Debt”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in offshore transactions outside of the United States in reliance on Regulation S under the Securities Act, of which $45.5 million was purchased by affiliates of Oaktree Capital Management, L.P. and $23.7 million was purchased by affiliates of Golden Tree Asset Management LP. After deducting debt discount of $1.6 million, the Company received net proceeds of approximately $112.5 million.

Registration Rights Agreement

    On May 13, 2016, the Company entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) with OCM and GoldenTree (and their respective affiliates), which the A&R Registration Rights Agreement provides them, among other things, demand and piggyback registration rights with respect to certain securities of the Company held by them, subject to the requirement that such securities qualify as Registrable Securities, as defined therein.

Nominating Agreement
The Company entered into a nominating agreement on March 30, 2016, as amended (the “Nominating Agreement”), with GoldenTree, acting in its capacity as investment manager or advisor to certain private investment funds and managed accounts (the “GoldenTree Funds”) in connection with the GoldenTree Funds’ participation as a lender under the Second Lien Loan Agreement, pursuant to which the Company agreed that the GoldenTree Funds will have the right to designate one individual to serve as a member of the Board of Directors and on a committee of the Board of Directors selected by the GoldenTree Funds (subject to any independence requirement imposed by law or by the rules of any national securities exchange on which the Company’s Common Stock may be listed or traded) so long as the GoldenTree Funds and its affiliates beneficially own a number of shares of Common Stock equal to or greater than 5% of the Company’s Common Stock at any one time outstanding and 80% of the number of shares of Common Stock it owned as of the effective date of the Nominating Agreement, as adjusted to give effect to the issuance and delivery of the shares of Common Stock under the Second Lien Loan Agreement and equitable adjustment for certain transactions. While the GoldenTree Funds does not currently have a designee on the Board of Directors, the GoldenTree Fund have reserved their right under the Nominating Agreement with the Company to designate, in the future, one representative to serve as a member of the Company’s Board and on a committee of the Board, subject to the terms and conditions of the Nominating Agreement. At this time, GoldenTree has not designated an individual to serve as a member of the Board.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2020, and discussed them with the Company’s management, addressing, among other things, the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity and completeness of disclosures. The Company’s independent registered public accounting firm for the year ended December 31, 2020, Deloitte & Touche, was responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on its audit of the financial statements. The Audit Committee monitors and reviews the audit. The Audit Committee also reviewed and discussed with Deloitte & Touche the audited financial statements and the matters required by the Public Company Accounting Oversight Board and the SEC and other matters the committee deemed appropriate.
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with Deloitte & Touche its independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.
Based on its discussions with management and Deloitte & Touche, and its review of the representations and information provided by management and Deloitte & Touche, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the audited financial statements be included in the Company’s Annual Report for filing with the SEC.
Respectfully submitted,
The Audit Committee
Justin A. Knowles (Chairman)
Randee E. Day
Gary Weston

Fees to Independent Registered Public Accounting Firm
As outlined in the table below, we incurred the following fees for the fiscal years ended December 31, 2020, and 2019 for professional services rendered by Deloitte & Touche for the audit of the Company’s annual financial statements and for audit-related services, tax services and all other services, as applicable.

Fiscal Year	Audit Fees (1)	Audit Related Fees(2)	Tax Fees(3)	All Other Fees(4)	Total
Fiscal year ended December 31, 2020	$817,230	$110,000	$33,706	$—	$960,936
Fiscal year ended December 31, 2019	$823,418	$190,000	$31,732	$3,914	$1,049,064
(1) Audit fees represent fees for professional services provided by our principal accountant in connection with the audit of our consolidated financial statements, the quarterly reviews of financial statements included in our Form 10-Q filings, the reviews of other statutory or regulatory filings and assistance with and review of documents filed with the SEC.
(2) Audit-related fees are fees for assurance and related services that are reasonably related to the performance by our principal accountant of the audit or review of our financial statements that are not audit fees.
(3) Tax fees include fees for professional services performed by our principal accountant for tax compliance, including the preparation of tax returns, and tax advice and tax planning.
(4) All other fees include the aggregate fees for products and services provided by our principal accountant that are not reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

Pre-Approval Policy for Services Performed by Independent Auditor
The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the Company’s independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.
The Audit Committee has adopted an auditor pre-approval policy which sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories: audit, audit-related, tax services or, to the extent permitted by law, other services that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval provided the member reports any approval so given to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved 100% of the services, if applicable, described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” for the years ended December 31, 2020 and 2019.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Deloitte & Touche as the Company’s independent registered public accounting firm to audit the financial statements of Eagle Bulk Shipping for the fiscal year ending December 31, 2021 and recommends that shareholders vote to ratify this appointment. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche.

If the shareholders fail to ratify the selection, the Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders. For a discussion of the fees paid to and the pre-approval policy for services performed by Deloitte & Touche, see the sections above entitled “Fees to Independent Registered Public Accounting Firm” and “Pre-Approval Policy for Services Performed by Independent Auditor.”

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 2, THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2021.

PROPOSAL NO. 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

    In accordance with Section 14A of the Exchange Act, the Board of Directors is providing shareholders with a non-binding advisory vote on the Company’s executive compensation as reported in this proxy statement. Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2021 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the executive compensation tables, accompanying narrative disclosures and any related materials.”

    Shareholders are encouraged to carefully review the “Executive Compensation Information” section of this proxy statement. Our executive compensation programs play a key role in our ability to attract and retain a highly experienced, successful team to manage our Company and deliver strategic and financial results. We have designed our executive compensation programs to motivate our executives to achieve the business goals set by us and to reward the executives for achieving these goals through a combination of base salary, performance-based incentive compensation, long-term equity incentive compensation, retirement and other benefits and perquisites. We are also committed to containing the cost of the executive compensation programs to a level the Compensation Committee believes is reasonable and appropriate. We believe our executive compensation programs are structured in the best manner possible to support us and our business objectives.

While the vote on executive compensation is non-binding and solely advisory in nature, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS
Any shareholder desiring to present a proposal for inclusion in the proxy statement for the Company’s 2022 Annual Meeting of Shareholders pursuant to procedures set forth in Rule 14a-8 of the Exchange Act must deliver the proposal to the Secretary of the Company not later than January 7, 2022, which is 120 calendar days before the anniversary of the date that the proxy statement for the Annual Meeting is being released to shareholders. However, if the date of the 2022 Annual Meeting of Shareholders is more than 30 days from June 18, 2022, the anniversary date of the Annual Meeting, a proposal will be considered timely if we receive it in a reasonable time before we begin to print and send our proxy materials for such meeting. Only those proposals that comply with the Company’s By-laws and the requirements of Rule 14a-8 of the Exchange Act will be included in the Company’s proxy statement for the 2022 Annual Meeting of Shareholders.
Shareholders may also present proposals that are proper subjects for consideration at an annual meeting of shareholders, even if the proposal is not submitted by the deadline for inclusion in the proxy statement, pursuant to Rule 14a-8 of the Exchange Act. To do so, the shareholder must comply with the procedures specified in the By-laws, which have been filed as Exhibit 3.2 to our current report filed on Form 8-K, filed with the SEC on October 16, 2014, and are available in print upon request to the Secretary of the Company. Our By-laws require all shareholders who intend to make proposals at an annual meeting of shareholders to submit their proposals to the Secretary of the Company not fewer than 60 and not more than 90 days before the anniversary date of the previous year’s annual meeting of shareholders. The By-laws also provide that nominations for Director may only be made by the Board of Directors (or an authorized committee of the Board of Directors) or by a shareholder of record entitled to vote who sends notice to the Secretary of the Company not fewer than 60 nor more than 90 days before the anniversary date of the previous year’s annual meeting of shareholders. Any nomination by a shareholder must comply with the procedures specified in the By-laws. To be eligible for consideration at the 2022 Annual Meeting of Shareholders, proposals for inclusion in the proxy statement and any nominations for Director must be received by the Company’s Secretary between March 20, 2022 and April 19, 2022. This advance notice period is intended to allow all shareholders an opportunity to consider all business and nominees expected to be considered at the meeting. However, if the 2022 Annual Meeting of Shareholders is held on a date that is more than 30 days before or after June 18, 2022, the anniversary of the Annual Meeting shareholder proposals that have not been submitted by the deadline for inclusion in the proxy statement and any nominations for Director must be received by the close of business on the tenth day following the earlier of the date on which notice of the 2022 Annual Meeting of Shareholders is mailed or the date on which public disclosure of the date of the 2022 Annual Meeting of Shareholders is made.
All submissions to, or requests from, the Secretary of the Company should be made to: Frank De Costanzo, Secretary of Eagle Bulk Shipping Inc., at 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is referred to as “householding,” potentially provides extra convenience for shareholders and reduces printing and postage costs for companies.
The Company and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain shareholders who share a single address, only one copy of this proxy statement and the Company’s Annual Report is being sent to that address, unless we received contrary instructions from any shareholder at that address. Shareholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more shareholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Company stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.
If you wish to receive a separate copy of this proxy statement or the Company’s 2020 Annual Report, or would like to receive separate proxy statements and annual reports in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another shareholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Frank De Costanzo, Secretary of Eagle Bulk Shipping Inc., at 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902 or making a request via telephone at (203) 276-8100.

OTHER MATTERS
As of the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Frank De Costanzo
Frank De Costanzo
Chief Financial Officer and Secretary

Stamford, Connecticut
Dated: April 30, 2021

VOTE BY INTERNET - www.proxyvote.com
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/17/2021 for shares held directly and by 11:59 P.M. ET on 06/15/2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/EGLE2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/17/2021 for shares held directly and by 11:59 P.M. ET on 06/15/2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Paul M. Leand, Jr. 02) Randee E. Day 03) Justin A. Knowles 04) Bart Veldhuizen 05) Gary Vogel
06) Gary Weston

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: If you receive more than one proxy card, please vote with respect to each card you receive.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000513210_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

EAGLE BULK SHIPPING INC.
Annual Meeting of Shareholders
June 18, 2021 10:00 A.M. EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gary Vogel and Frank De Costanzo, or either of them, each with full power of substitution, as proxies, to represent and vote as designated on the reverse side, all of the shares of Common Stock of Eagle Bulk Shipping Inc. held of record by the undersigned on April 19, 2021, at the Annual Meeting of Shareholders to be held online via webcast at www.virtualshareholdermeeting.com/EGLE2021, at 10:00 A.M., EDT, on Friday, June 18, 2021, or at any adjournment or postponement thereof.

This proxy may be revoked at any time before it is exercised.

This proxy card, when properly executed, will be voted in the manner directed herein. If no direction is made but the card is signed, this proxy card will be voted "FOR" each of the nominees for director named in Proposal No. 1 and "FOR" Proposals No. 2 and 3. If any other matter is properly presented at the Annual Meeting of Shareholders, this proxy will be voted in accordance with the judgment of the persons appointed as proxies.

0000513210_2 R1.0.0.177

Continued and to be signed on reverse side